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                                                                     EXHIBIT 4.6


                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 19, 1996

                                    between

                       SERVICE CORPORATION INTERNATIONAL

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                                   as Trustee

                                       to

                                   INDENTURE

                            Dated as of May 1, 1970

                                    between

                       SERVICE CORPORATION INTERNATIONAL

                                      and

                      FIRST CITY NATIONAL BANK OF HOUSTON,
                                                  as Trustee


                 Guarantees of Promissory Notes of Subsidiaries
                      of Service Corporation International




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         SECOND SUPPLEMENTAL INDENTURE, dated as of January 19, 1996, by and between SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee");

                         W  I  T  N  E  S  S  E  T  H:

         WHEREAS, the Company has heretofore executed and delivered to First City National Bank of Houston (the "Predecessor Trustee") that certain Indenture dated as of May 1, 1970, by and between the Company and the Predecessor Trustee (said Indenture, as supplemented by the First Supplemental Indenture referenced hereinbelow, is referred to herein as the "Indenture");

         WHEREAS, the Company has heretofore executed and delivered to Trustee that certain First Supplemental Indenture dated as of June 15, 1992, by and between the Company and the Trustee; and

         WHEREAS, the Company is desirous of amending Section 2.01 of the Indenture;

         NOW, THEREFORE, in order to comply with the provisions of the Indenture and for and in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

                                   ARTICLE I

         1.01 The first sentence of Section 2.01 of the Indenture is hereby amended to read in its entirety as follows:

                 Upon the execution and delivery of this Indenture, Guarantees of notes of Subsidiaries covering an unlimited amount of indebtedness may be executed by the Guarantor, and may be issued from time to time as determined by the Board of Directors of the Guarantor or by officers of the Guarantor who are authorized by the Board of Directors of the Guarantor to make determinations to issue Guarantees.

         1.02 Unless otherwise defined herein, all terms used in this Second Supplemental Indenture that are defined in the Indenture shall have the same meanings as used therein.

                                   ARTICLE II
                                 Miscellaneous

         2.01 Except as expressly supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all of the rights, remedies, terms,

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conditions, covenants and agreements of the Indenture and the Guarantees issued thereunder shall remain in full force and effect.

         2.02 This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and it construction.

         2.03 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

                                        SERVICE CORPORATION INTERNATIONAL


                                        By:    /s/   James M. Shelger
                                            ---------------------------------
                                              James M. Shelger
                                              Senior Vice President
                                              General Counsel and Secretary


                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION



                                        By:    /s/  Wayne Mentz
                                            ---------------------------------
                                        Name:  Wayne Mentz
                                        Title: Assistant Vice President &
                                               Trust Officer





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